ENTERGY ENTERPRISES, INC
                                  BALANCE SHEET
                              AS OF DECEMBER 31, 1998
                                  (UNAUDITED)



                    ASSETS

 PROPERTY
 Furniture and Equipment                           $   5,326,606.09
 Intangible Assets
 Construction in Process                                 144,883.51
                                                   _________________
      Total Property                                   5,471,489.60
                                                   _________________
 INVESTMENTS
 Investment in EOSI                                      311,587.76
                                                   _________________
                                                         311,587.76
                                                   _________________
 CURRENT & ACCRUED ASSETS
 Cash                                                  5,428,864.81
 Working Funds/Travel Advances                           573,381.21
 Special Deposits                                        353,690.63
 Temporary Cash Investments                           13,175,394.47
 Accounts Receivable                                      84,301.58
 Accounts Receivable - Associated Companies           15,370,002.23
 Notes Receivable                                      2,223,555.67
 Accounts Receivable - Customer Service                        0.35
 Accrued Interest                                         18,075.16
 Prepaid Expenses                                        506,294.25
 Income Taxes Receivable                                  12,901.22
                                                   _________________
      Total Current and Accrued Assets                37,746,461.58
                                                   _________________
 DEFERRED DEBITS
 Accumulated Deferred Income Tax-Fed & State          16,538,365.15
 Miscellaneous Deferred Debits                        (3,641,258.17)
                                                   _________________
      Total Deferred Debits                           12,897,106.98
                                                   _________________
           Total Assets                            $  56,426,645.92
                                                   =================

These are interim financial statements prepared without notes.

                             ENTERGY ENTERPRISES, INC
                                   BALANCE SHEET
                              AS OF DECEMBER 31, 1998
                                  (UNAUDITED)


                    CAPITAL

 Common Stock                                      $  57,400,000.00
 Additional Paid-in Capital                           20,000,000.00
 Miscellaneous Paid-in Capital                       153,000,000.00
 Retained Earnings                                  (212,809,519.04)
                                                  __________________
      Total Capital                                   17,590,480.96
                                                  __________________

                  LIABILITIES

 CURRENT & ACCRUED LIABILITIES
 Accounts Payable                                     10,233,214.49
 Accounts Payable to Associated Companies              4,462,457.80
 Taxes Accrued                                        (2,199,104.35)
 Tax Collections Payable                                (461,443.49)
 Miscellaneous Current & Accrued Liabilities           9,344,862.26
                                                  __________________
      Total Current & Accrued Liabilities             21,379,986.71
                                                  __________________
 LONG TERM LIABILITIES
 Notes Payable - Entergy Corp.                        17,500,000.00
                                                  __________________
      Total Current & Accrued Liabilities             17,500,000.00
                                                  __________________
 DEFERRED CREDITS
 Other Deferred Credits                                  (43,821.75)
                                                  __________________
      Total Deferred Credits                             (43,821.75)
                                                  __________________

      Total Liabilities                               38,836,164.96
                                                  __________________
           Total Capital & Liabilities             $  56,426,645.92
                                                  ==================

These are interim financial statements prepared without notes.

                             ENTERGY ENTERPRISES, INC
                                 INCOME STATEMENT
                       TWELVE MONTHS ENDED DECEMBER 31, 1998
                                  (UNAUDITED)


                    REVENUE

 Services Rendered Non-Associates                  $      50,395.62
 Services Rendered Associates                         60,194,924.97
 Equity in Earnings of Subsidiaries                  (39,505,136.19)
 Miscellaneous Income                                      1,320.13
 Interest Income                                         846,158.90
                                                   _________________
      Total Revenue                                   21,587,663.43
                                                   _________________
                   EXPENSES

 Salaries, Wages and Benefits                         32,540,416.03
 Outside Services                                     33,360,763.87
 Selling and Marketing Expenses                          937,770.41
 Rent                                                  4,035,309.57
 Administrative and General                           15,418,276.
 Active Development Credit                            (2,951,804.22)
 Active Development Reserve                              800,492.87
 Directors' Fees and Expenses                      _________________
      Total Administrative and General Expense        84,141,225.50

 Taxes Other Than Income                                 184,726.19
 Depreciation and Amortization                         2,197,487.77
 Miscellaneous Expenses                                  539,616.15
 Loss on Sale of EISI                                 46,052,514.52
                                                   _________________
      Total Expenses                                 133,115,570.13
                                                   _________________
 Income (Loss) Before Income Taxes                  (111,527,906.70)

 Income Taxes - Federal (Benefit)                    (41,940,518.67)
 Income Taxes - State                                  1,041,685.54
 Provision for Deferred Income Taxes - Federal           270,801.35
 Provision for Deferred Income Taxes - State             161,843.59
                                                   __________________
 Net Income (Loss)                                   (71,061,718.51)
                                                   ==================

These are interim financial statements prepared without notes.